POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Maxim CW Webb and John T. Perri, and each of them individually, his or her true and lawful attorney in fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of PICO Holdings, Inc. (the Company), any and all reports required to be filed by the undersigned or Form 3, 4 and 5 reports in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report on Form 3, 4 or 5 and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority, and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney in fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney in fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact, or (b) superseded by a new power of attorney regarding the purposes outlined above dated as of a later date.

This Power of Attorney supersedes any powers of attorney previously executed by the undersigned regarding the purposes outlined above, and the authority of the attorneys in fact named in any such prior powers of attorney is hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June, 16, 2011.

Signature
/s/John R Hart

John R Hart
Print Name
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